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                              OLD
        AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                               OF
                        C M I CORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     The undersigned corporation (the "Corporation"), an Oklahoma corporation, for the purpose of adopting an Amended and Restated Certificate of Incorporation pursuant to Section 1080 of the Oklahoma General Corporation Act (the "Act"), hereby certifies:

     1.        The name of this Corporation is "C M I Corporation."

     2. The name under which the Corporation was originally incorporated was Wylie Bros., Inc.

     3. The original Articles of Incorporation of the Corporation were filed with the Oklahoma Secretary of State on March 8, 1926.

     4. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 1080 of the Act, after being proposed by the Directors and adopted by the shareholders in the manner and by the vote prescribed in Section 1077 of the Act, and restates, integrates and further amends the Certificate of Incorporation. Furthermore, the shareholders of the Corporation have duly adopted this Amended and Restated Certificate of Incorporation for the purpose of definitively providing that all provisions of the Act will apply to the Corporation and its shareholders to the fullest extent, and that from and after the filing of this Certificate with the Oklahoma Secretary of State the provisions of the Oklahoma Business Corporation Act and any and all rights, privileges or immunities thereunder shall be of no further force or effect with regard to the Corporation and its shareholders.

     5. The Certificate of Incorporation of C M I Corporation is hereby restated, as further amended by this Certificate, to read in full, as follows:

        CERTIFICATE OF INCORPORATION OF C M I CORPORATION

     FIRST:  The name of this Corporation is CMI Corporation (the
"Corporation").

     SECOND: The address of its registered agent in the State of Oklahoma and the name of its agent at such address shall hereafter be I-40 and Morgan Road, Oklahoma City, Oklahoma
73101, Attn:  Thane Swisher.

     THIRD:  The term of this Corporation shall be perpetual.

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      FOURTH:  The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

     FIFTH: The aggregate number of shares which the Corporation shall have authority to issue is as follows:

        CLASS             NUMBER OF SHARES             PAR VALUE
        -----             ----------------             ---------

Voting Common Stock            20,000                      $0.10

Voting Class A Common Stock    45,000,000                  $0.10

Preferred Stock                4,000,000                   $1.00

      Effective immediately upon the filing of this Amended and Restated Certificate of Incorporation, each outstanding share of previously existing Voting Common Stock shall be and hereby is converted into and reclassified as 1/2000th of a share of Voting Common Stock; provided, however, that fractional shares of Voting Common Stock will not be issued and each holder of a fractional share of Voting Common Stock shall receive in lieu thereof that number of shares of Voting Class A Common Stock equal to the product of 2000 multiplied by such fraction.

      Certificates representing reclassified shares are hereby cancelled and upon presentation of the cancelled certificates to the Corporation the holders thereof shall be entitled to receive certificate(s) representing the new shares into which such cancelled shares have been converted.

       SIXTH:    The  preferences,  qualifications,  limitations,
restrictions, and other special or relative attributes of the classes of shares of stock of this Corporation are as follows:

          (1) Each share of Voting Common Stock and Voting Class A Common Stock shall be entitled to one vote per share on all matters to be submitted to the shareholders of the Corporation. The shareholders of Voting Common Stock and Voting Class A Common Stock shall vote together as a single class.

          (2) The Preferred Stock may be issued from time-to-time in one or more series, each of said series to have such designations, preferences and relative, participating, optional, voting or other special rights and qualifications, and limitations or restrictions thereof as are stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

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          (3)  Authority is hereby expressly granted to the Board of
     Directors, subject to the provisions of this Article Sixth, to authorize one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of such series:

               (a) The number of shares to constitute such series and the distinctive designation thereof;

               (b)  The dividend rate of such series, if any;

               (c) Whether or not dividends on the shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

               (d) Whether or not the shares of such series shall be redeemable and, if redeemable, the premium, if any, over and above the par value thereof and any dividends accrued thereon which the shares of such series shall be entitled to receive upon the redemption thereof;

               (e) Whether or not the shares of such series will be subject to the creation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

               (f) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of the stock of the Corporation and the conversion price or prices or the rate or rates on which such exchange may be made, with such adjustments, if any, as shall be stated, expressed or provided in such resolution or resolutions;

               (g) The amount of premium, if any, over and above the par value thereof and any dividends accrued thereon, which the shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (h)  The voting power, if any, of the shares of such series;

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               (i)  The rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

               (j) Such other special rights, qualifications, limitations or restrictions as shall be stated, expressed or provided in such resolution or resolutions.

     (4) Shares of Voting Common Stock and Voting Class A Common Stock shall be identical in all respects and, subject to the prior rights, if any, of any holders of Preferred Stock that may be outstanding from time to time, shall share equally on a per share basis in any dividends declared and paid by the Corporation or in the proceeds of any liquidation, dissolution or winding up of the Corporation, except that no share of Voting Class A Common Stock shall be transferable or assignable in any respect, either of record or beneficially, unless such transfer or assignment is permitted under the following provisions:

          (a) Until the earliest of January 1, 2006, such date as the Corporation shall no longer have any unutilized federal income tax net operating loss carryovers or capital loss carryovers, whether or not such carryovers are currently in existence (the "Carryforwards") or such date after which Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), is repealed or so substantially modified such that, in the opinion of counsel to the Corporation, the restrictions on transfer described herein are no longer necessary to accomplish their intended purpose: (1) any attempted sale, transfer, assignment or other disposition (including the granting of any option (within the meaning of section 382 of the Code and the Income Tax Regulations as now in effect or hereafter promulgated pursuant thereto (the "Regulations")) (any such option being referred to hereinafter as an "Option") or entering into of any agreement for the sale, transfer or other disposition), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise (a "Transfer"), of any share or shares of the Voting Class A Common Stock of the Corporation or of any Option to acquire such stock, to any person or entity or group of persons or entities acting in concert (a "Transferee") who or which owns or owned, directly, indirectly or by application of the constructive ownership rules set forth in Sections 382 and 318 of the Code and the Regulations, or in any other manner representing "ownership" under any circumstances for purposes of section 382 of the Code and the Regulations (collectively, "Owns" or "Owned"), at any time during the 3-year period ending on the day of the Transfer, an aggregate number of shares of the Corporation's stock (taking into account for this purpose all interests in the Corporation that are treated as stock for purposes of Section 382(g)(1) of the Code and no other interests in the Corporation (any interest that is so treated

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     being referred to hereinafter as "Stock")) having a fair market value equal to or greater than 4.75 percent of the fair market value of the Corporation's then outstanding Stock shall be void ab initio insofar as it purports to transfer ownership to such Transferee of any shares of Voting Class A Common Stock or any Option to acquire Voting Class A Common Stock and (2) any attempted Transfer of any share or shares of the Voting Class A Common Stock of the Corporation or of any Option to acquire Voting Class A Common Stock to any Transferee not described in clause (1) hereof who or which would Own, as a result of the Transfer or as a result of a subsequent Transfer of any share or shares of the Corporation's Stock or of any Option to acquire the Corporation's Stock, an aggregate number of shares of the Corporation's Stock, having a fair market value equal to or greater than 4.75 percent of the aggregate fair market value of all of the Corporation's Stock then outstanding, shall, as to the number of shares representing such excess over 4.75 percent, be void ab initio insofar as it purports to transfer ownership to such Transferee of any shares of Voting Class A Common Stock or any Option to acquire Voting Class A Common Stock.

          (b) The restrictions contained in paragraph (a) of this Section D of this Article Sixth have been included herein for the purpose of reducing the risk of occurrence of an "ownership change" within the meaning of Section 382(g) of the Code and the Regulations that would result in the disallowance or limitation of the Corporation's utilization of the Carryforwards and to maintain the tax advantage of the Corporation associated with the Carryforwards.

          (c) Neither clause (1) nor clause (2) of paragraph (a) of this Section D of this Article Sixth shall restrict any Transfer of Voting Class A Common Stock of the Corporation if (1) the prior written approval of the Board of Directors of the Corporation (based on a majority vote of the Board of Directors) shall have been obtained with respect to such Transfer and (2) if so requested by the Board of Directors, counsel to the Corporation shall have delivered its opinion that such Transfer would not result in an "ownership change" within the meaning of
     Section 382(g) of the Code and the Regulations that would result in the elimination or limitation of the Corporation's utilization of the Carryforwards. The Board of Directors shall have the authority, in its sole discretion, to adopt procedures for the orderly and effective administration and implementation of this Section D and, in deciding whether to approve any proposed Transfer of Voting Class A Common Stock of the Corporation, the Corporation acting through any officer may request all relevant information, as well as an opinion of counsel in form and substance reasonably satisfactory to the Board of Directors. No employee or agent of the Corporation shall be permitted to record any attempted or purported Transfer of Voting Class A Common Stock of the Corporation made in violation of this Article Sixth and no Transferee of Voting Class A Common Stock of the Corporation effected in violation of this Article Sixth shall be deemed to have acquired ownership of Voting Class A Common Stock for any purpose. Such intended Transferee shall not be entitled to any rights as a shareholder of the Corporation with respect to such Voting Class A Common Stock including, but not limited to,

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
     the right to vote such Voting Class A Common Stock or to receive any distributions in respect thereof, whether as dividends or in liquidation.

          (d) If the procedures adopted by the Board of Directors so require, the Corporation's transfer agent shall not issue any certificates transferring, assigning or disposing of or purporting to transfer, assign or otherwise dispose of legal ownership of any shares of Voting Class A Common Stock unless the transfer agent receives from the proposed Transferee, in addition to any other information requested by it, a certificate signed under penalty of perjury attesting to the fact that the Transferee does not, and will not become as a result of the proposed Transfer, assignment or other disposition, Own an aggregate number of shares of the Corporation's outstanding Stock having a fair market value equal to or greater than 4.75 percent of the aggregate fair market value of all of the Corporation's outstanding Stock. If at any time the Corporation's transfer agent receives a request to make a change in record ownership of shares of Voting Class A Common Stock of the Corporation which, if effected, would appear to the transfer agent on the basis of information in its possession to constitute a violation of this Article Sixth, then, prior to registering such change in ownership on the books of the Corporation, the transfer agent shall notify the Corporation. If the Board of Directors or an officer of the Corporation designated by the Board of Directors determines that the proposed change in ownership would violate this Article Sixth, then the Corporation shall so advise the transfer agent and the transfer agent shall not make such change in ownership on the books of the Corporation and shall return the stock certificates representing such shares to the holder of record thereof.

          (e) Unless approval of the Board of Directors is obtained as provided in Paragraph (c) above, any attempted Transfer of shares of Voting Class A Common Stock of the Corporation or any Option to acquire shares of Voting Class A Common Stock of the Corporation in excess of the shares that could be Transferred to the Transferee without restriction under paragraph (a) above shall not be effective to Transfer ownership of such excess shares or Options (the "Prohibited Shares") to the purported acquiror thereof (the "Purported Acquiror"), who shall not be entitled to any rights as a shareholder of the Corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). All rights with respect to the Prohibited Shares shall remain the property of the person who initially purported to Transfer the Prohibited Shares to the Purported Acquiror (the "Initial Transferor") until such time as the Prohibited Shares are resold as set forth in subparagraph (1) or subparagraph (2) below. The Purported Acquiror, by acquiring ownership of shares of Voting Class A Common Stock of the Corporation that are not Prohibited Shares, shall be deemed to have consented to all of the provisions of this Section (D) and to have agreed to act as provided in the following subparagraph (1).

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                     (1)   Upon  demand  by the Corporation,  the
          Purported Acquiror shall transfer any certificate, or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or
          control,   along   with   any   dividends   or    other
          distributions paid by the Corporation with  respect  to
          the   Prohibited  Shares  that  were  received  by  the
          Purported Acquiror (the "Prohibited Distributions"), to an agent designated by the Corporation (the "Agent"). If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in any arm's-length
          transaction  after  purportedly  acquiring  them,   the
          Purported Acquiror shall be deemed to have sold the Prohibited Shares as agent for the Initial Transferor, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to the following subparagraph (2) if the Prohibited Shares had been sold by the Agent rather than by the
          Purported  Acquiror.   Any purported  transfer  of  the
          Prohibited Shares by the Purported Acquiror other than a transfer described in one of the two preceding sentences shall not be effective to transfer any ownership of the Prohibited Shares.

                     (2)  The Agent shall sell in an arm's-length
          transaction (through the stock exchange, if any, on which the Voting Class A Common Stock is traded, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sales Proceeds"), or the Resale Proceeds, if applicable, shall be allocated to the
          Purported Acquiror up to the following amount: (i) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares, and (ii) where the purported Transfer of the Prohibited Shares to the
          Purported Acquiror was by gift, inheritance, or any similar purported transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Subject to the succeeding provisions of this subparagraph, any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be the property of the Initial Transferor. If the identity of the Initial Transferor cannot be determined by the Agent through inquiry made to the Purported Acquiror and the Corporation, the Agent shall publish appropriate notice (in The Wall Street Journal, if possible) for seven consecutive business days in an attempt to identify the Initial Transferor in order to transmit any Resale Proceeds or Sales Proceeds or Prohibited Distributions due to the Initial Transferor

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          pursuant  to  this subparagraph.  The  Agent  may  also
          take, but is not required to take, other reasonable actions to attempt to identify the Initial Transferor. If after 90 days following the final publication of
          such   notice  the  Initial  Transferor  has  not  been
          identified, any amounts due to the Initial Transferor pursuant to this subparagraph may be paid over to a
          court   or  governmental  agency,  if  applicable   law
          permits, or otherwise shall be transferred to any entity designated by the Corporation that is described in Section 501(c)(3) of the Code. In no event shall any such amount due to the Initial Transferor inure to the benefit of the Corporation or the Agent, but said amounts may be used to cover expenses (including but not limited to the expenses of publication) incurred by
          the   Agent  in  attempting  to  identify  the  Initial
          Transferor.

                     (3)   Within  thirty (30) business  days  of
          learning of a purported Transfer of Prohibited Shares to a Purported Acquiror, the Corporation through its Secretary shall demand that the Purported Acquiror surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror within thirty (30)
          business days from the date of such demand, the Corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this paragraph shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the Corporation to act within the time periods set out in this paragraph shall not constitute a waiver of any right of the Corporation to compel any transfer required by this paragraph.

                     (4)   Upon a determination by the  Board  of
          Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror, the Board of Directors may take such action in addition to any action required by the preceding subparagraph as it deems advisable to give effect to the provisions of this Section (D), including, without limitation, refusing to give effect on the books of the Corporation to such purported Transfer or instituting proceedings to enjoin such purported Transfer.

          (f) Until the earliest of January 1, 2006, such date as the Corporation shall no longer have any unutilized Carryforwards or such date after which Section 382 of the Code is repealed or so substantially modified such that, in the opinion of counsel to the Corporation, the restrictions on transfer described in this Section (D) of this Article Sixth are no longer necessary to accomplish their intended purpose, all certificates representing shares of Voting Class A Common Stock shall conspicuously bear the following legend:

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                     "THE  SHARES REPRESENTED BY THIS CERTIFICATE
          ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SET FORTH IN ARTICLE SIXTH OF THE CORPORATION'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, THE TEXT OF
          WHICH  IS  SUMMARIZED  ON  THE  REVERSE  SIDE  OF  THIS
          CERTIFICATE.   ANY ATTEMPT TO ACQUIRE  VOTING  CLASS  A
          COMMON STOCK OF THE CORPORATION IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID AND MAY RESULT IN FINANCIAL LOSS TO THE PERSON OR ENTITY ATTEMPTING SUCH ACQUISITION."

      (E) Pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation, the Board of Directors has created a series of Preferred Stock of the Corporation to consist of 4,800 shares and hereby restates the voting powers, designations, rights, preferences, privileges and restrictions of the shares of such series as follows:

          (g)  DESIGNATION.

                               The  designation of the series  of
               Preferred Stock created by this Resolution shall be "7% Preferred Stock, Series B ($1.00 Par Value)" (hereinafter called the "Series B Preferred Stock").

          (h)  DIVIDENDS.

                                (i)   Accrual.   Dividends  shall
               accrue on each share of Series B Preferred Stock at the rate of $70.00 per share per annum from the date of issuance of such share (whether or not they have been declared and whether or not there are earnings or funds of the Corporation available for the payment of such dividends).

                               (ii)  Cumulation.  Dividends  upon
               each share of Series B Preferred Stock shall be cumulative. Each January 15th and July 15th which shall occur after the date of issuance of each share shall be deemed a "Cumulation Date". Each semi-annual period on a Cumulation Date shall be deemed a "Dividend Period".

                               (iii)  Full Cumulative  Dividends.
               The term "Full Cumulative Dividends" shall mean (whether or not they have been declared and whether or not there are earnings or funds of the Corporation available for the payment of such dividends) that amount which is equal to dividends at the full rate fixed for each share of Series B Preferred Stock provided in this Paragraph (b) for

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               the  period  of  time elapsed  from  the  date  of
               issuance  of  such share to the date as  to  which
               Full   Cumulative  Dividends  are  being  computed
               (including  an  amount  for  any  fraction  of   a
               Dividend Period equal to the product derived by multiplying the dividend for the full period by the fraction of the period elapsed to the time as of which the computation shall be made).

                               (iv)  Payments.   The  holders  of
               shares of the Series B Preferred Stock shall be entitled to receive in cash the dividends (on a pro rata basis if for less than a Dividend Period) accruing on the Series B Preferred Stock each January 15th and July 15th that any shares of Series B Preferred Stock shall be outstanding.

                              (v)  Unpaid Accrued Dividends.  The
               term "Unpaid Accrued Dividends" shall mean Full Cumulative Dividends to the date as of which Unpaid Accrued Dividends are to be computed upon the relevant shares of Series B Preferred Stock. Unpaid Accrued Dividends shall not bear interest.

                              (vi)  Dividend/Redemption
               Limitations.  Prior to the first Cumulation  Date,
               no dividend shall be paid nor shall any other distribution, purchase or redemption be made of or upon any stock ranking as to dividends or upon liquidation junior to the Series B Preferred Stock. If on the first Cumulation Date Full Cumulative Dividends upon the Series B Preferred Stock to such Cumulation Date shall not have been paid, or declared and a sum sufficient for payment thereof set apart, or if at any time after the first Cumulation Date Full Cumulative Dividends on Series B Preferred Stock to the last Cumulation Date shall not have been paid, or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency of such dividends shall be fully paid, but without interest, before any dividend shall be declared or paid or any other distribution ordered or made upon, or any other purchase or redemption made of, any stock ranking as to dividends or upon liquidation junior to the Series B Preferred Stock. All dividends declared upon the shares of the Series B Preferred Stock shall be declared pro rata.

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          (i)       REDEMPTION.

                                The   shares  of  the  Series   B
               Preferred Stock shall be subject to redemption as follows:

                               (i)  Optional Redemption.  Subject
               to  the  succeeding provisions of  this  Paragraph
               (c)(i), the shares of the Series B Preferred Stock may be redeemed at the option of the Corporation, in whole or in part, at any time or from time to time, upon not less than 30 days' prior notice to the holders of record of shares of the Series B Preferred Stock to be so redeemed, sent by first class mail, postage prepaid, to each registered holder of shares of the Series B Preferred Stock at such holder's address appearing on the Series B Preferred Stock register maintained by the Corporation, at the redemption price per share of $1,000.00, plus in each case an amount equal to Unpaid Accrued Dividends to and including the date fixed for redemption of such shares (hereinafter called an "Optional Redemption Date"). If less than all shares of the Series B Preferred Stock are to be redeemed pursuant to this Paragraph
               (c)(i), the shares to be redeemed shall be selected pro rata so that there shall be redeemed from each registered holder of such shares that number of whole shares, equal to or rounded, from that number of shares which bears the same ratio to the total number of shares of such Series B Preferred Stock held by such holder as the total number of shares to be redeemed bears to the total number of shares of the Series B Preferred Stock at the time outstanding.

                               (ii)  Scheduled  Redemption.   The
               Corporation will redeem out of funds legally available for such purpose, on each December 31st of each year commencing December 31, 1988, for each of which is hereinafter called a "Scheduled Redemption Date", the following number of shares:

               300       December 31, 1988
               500       December 31, 1989
               750       December 31, 1990
               750       December 31, 1991
               750       December 31, 1992
               750       December 31, 1993
               750       December 31, 1994
               250       December 31, 1995

                              All shares shall be redeemed at the
               redemption price per share of $1,000.00, plus an amount per share equal to Unpaid Accrued Dividends to and including each such Scheduled Redemption Date. If any shares of the Series B Preferred Stock remain unredeemed on December 31, 1995, or on any Scheduled Redemption Date thereafter, all such shares of Series B Preferred Stock shall be redeemed on such date or on any later date when and as there exists legally available funds therefor.

                              (iii) Effect of Non-redemption.  If
               the Corporation shall fail to make any scheduled redemption required by Paragraph (c)(ii) above then until such scheduled redemption is made, the Corporation shall not declare or pay any dividend, or make any other distribution upon, or purchase or redeem, any capital stock of the Corporation ranking junior as to dividends, redemption or upon liquidation to the Series B Preferred Stock.

                               (iv) Effect of Redemption.  Unless
               default be made in the payment in full of the redemption price and any Unpaid Accrued Dividends, dividends on the shares of Series B Preferred Stock called for redemption shall cease to accrue on the Optional Redemption Date or Scheduled Redemption Date on which such shares are to be redeemed; all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares shall cease on such Optional Redemption Date or Scheduled Redemption Date, except the right to receive the amount payable upon redemption of such shares on presentation and surrender of the respective certificates representing such shares; and after such Optional Redemption Date or Scheduled Redemption Date, such shares shall have the status of authorized but unissued shares. The Corporation will send written notice of its intent to redeem shares of Series B Preferred Stock, indicating the number of shares to be redeemed and directions for proper tender of such shares by the holder thereof.

                               (v)   Receipt of Redemption Price.
               At any time on or after an Optional Redemption Date or Scheduled Redemption Date, the respective holders of record of shares of Series B Preferred Stock to be redeemed on such Optional Redemption
               Date or Scheduled Redemption Date shall be entitled, provided there exists legally available funds for such purpose, to receive the redemption price upon actual delivery to the Corporation of certificates for the shares to be redeemed, such certificates, if required by the Corporation, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly executed in blank.

          (j)  RIGHTS ON LIQUIDATION, DISSOLUTION, WINDING UP.

                               (i)  Liquidation Payment.  In  the
               event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series B Preferred Stock then outstanding shall be subordinate to all claims of the Corporation's creditors but otherwise entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment is made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to the Series B Preferred Stock, an amount per share equal to $1,000.00 plus all Unpaid Accrued Dividends thereon to and including the date of payment.

                               (ii)  Proportionate  Distribution.
               In   the  event  the  assets  of  the  Corporation
               available for distribution to the holders of shares of Series B Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph (d)(i), proportionate distributive amounts shall be paid on account of the shares of Series B Preferred Stock, ratably, in proportion to the full distributive amounts to which the holders of all such shares are respectively entitled upon such liquidation, dissolution or winding up.

                               (iii)  Effect  of  Reorganization.
               Neither the consolidation or merger of the Corporation with or into any other company or corporation or the lease or sale of all or substantially all of the assets of the Corporation nor the dissolution and liquidation of the Corporation following a sale of all the assets of the Corporation pursuant to a plan of liquidation adopted under Section 337 of the Internal Revenue Code of 1986, as such Section may be amended, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise within the meaning of this Section.

          (k)  VOTING.

                               (i)  Voting Rights.  The shares of
               the Series B Preferred Stock shall have all the voting rights of the Voting Common Stock and Voting Class A Common Stock of the Corporation, shall vote together as a class with the Voting Common Stock and Voting Class A Common Stock of the Corporation and shall have such other voting rights as may be required by applicable law. Such stock shall not have the right to vote as a class, except as otherwise provided by law or herein. Each share of Series B Preferred Stock shall be entitled to one vote.

                                (ii)  Default  in  Dividends   or
               Redemption. Whenever (A) Unpaid Accrued Dividends equal or exceed the amount of dividends which accrue in respect of two (2) Dividend Periods for all Series B Preferred Stock then outstanding or
               (B) the Corporation fails to make redemptions under Paragraph (c)(ii) hereof for two (2) consecutive redemption periods for all Series B Preferred Stock then outstanding, then the number of directors constituting the Board of Directors of the Corporation shall be increased by one (1) and the holders of the Series B Preferred Stock shall have, in addition to any other voting rights, the exclusive and special right, voting separately as a class, to elect a person to fill such newly created directorship. Whenever such right of holders of the Series B Preferred Stock shall have vested, it may be exercised initially either at a special meeting of such holders called as provided below, or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. The right of holders of shares of the Series B Preferred Stock voting separately as a class to elect one (1) member of the Board of Directors as aforesaid shall continue until the Corporation has paid the full amount of all Unpaid Accrued Dividends or become current in making redemptions under said Paragraph (c)(ii), as applicable, at which time, the special right of the holders of shares of the Series B Preferred Stock so to vote separately as a class for the election of one (1) director shall terminate, subject to revesting in the event of each and every subsequent occasion upon which either of events (e)(ii)(A) or (e)(ii)(B) above shall occur.

                               At  any  time when special  voting
               powers shall have been vested in the holders of the Series B Preferred Stock as provided in this Paragraph (e)(ii), a proper officer of the Corporation shall, upon the written request of the holders of record of at least ten percent (10%) of the number of shares of the Series B Preferred Stock at the time outstanding and entitled to vote, addressed to the Secretary of the Corporation, call a special meeting of the holders of shares of the Series B Preferred Stock for the purpose of electing a director hereunder. Such meeting shall be held at the earliest practicable date at the principal office of the Corporation.

               If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after period service of said written request upon the Secretary of the Corporation, then the holders of record of at least ten percent (10%) of the number of shares of the Series B Preferred Stock at the time outstanding and entitled to vote, regardless of series, may designate in writing one of their numbers to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meeting of stockholders and shall be held at said principal office.

                              At any meeting held for the purpose
               of electing directors at which the holders of shares of the Series B Preferred Stock shall have the special right, voting separately as a class, to elect one (1) director as provided in this Paragraph (e)(ii), the presence, in person or by proxy, of the holders of fifty-one percent (51%) of the number of shares of the Series B Preferred Stock at the time outstanding and entitled to vote shall be required to constitute quorum of such class for the election of any director by the holders of the Series B Preferred Stock as a class, each share of Series B Preferred Stock outstanding and entitled to vote for purposes only of determining the presence of such quorum, as one
               (1) share of Series B Preferred Stock.

                               During  any period the holders  of
               Series B Preferred Stock have the right to vote as a class for one (1) director as provided in this Paragraph (e)(ii), the director so elected by the holders and the Series B Preferred Stock shall continue in office until termination of the right of the holders of the Series B Preferred Stock to vote as a class for one (1) director and such director may not otherwise be removed by the Board of Directors except for cause. If the holders of Series B Preferred Stock elect a director pursuant hereto, they may remove such director at any time upon the same method.

          (l)  RANK OF SERIES B PREFERRED STOCK.

                                The   shares  of  the  Series   B
               Preferred Stock shall rank prior as to dividends, redemption and upon liquidation to the shares of Voting Common Stock, Voting Class A Common Stock, any other shares of Series B Preferred Stock issued after the date of the Statement of Resolution dated October 1, 1985 or any other shares of any other series or issue of Preferred or Common Stock or any other form of equity securities of the Corporation.

          (m)  FRACTIONAL SHARES.

                              The Series B Preferred Stock may be
               issued in fractions of a share equal to one-tenth (1/10) share or any integral multiple thereof. Each fractional share of Series B Preferred Stock issued shall have a corresponding fraction of the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, attributable to a full share of Series B Preferred Stock.

          (n)  RETIREMENT OF REDEEMED SHARES.

                               Shares  of the Series B  Preferred
               Stock which have been redeemed shall have the status of authorized and unissued Preferred Stock of the Corporation.

      SEVENTH: The number of directors of this Corporation shall be specified in the Bylaws, and such number may from time to time be increased or decreased under the Bylaws or any amendment, or change thereof, provided the number of directors of the Corporation shall not be less than three. Directors and officers need not be shareholders. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining directors, though less than a quorum, shall choose a successor or successors who shall hold office until the expiration of the term of the director or directors so replaced and until a successor or successors have been duly elected.

      EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Oklahoma, the Board of Directors of this Corporation is expressly authorized:

      To make, alter, amend, add to, revise, or repeal the Bylaws in any manner not contrary to the laws of the State of Oklahoma;

     To authorize and cause its officers to execute mortgages and liens upon the property, both real and personal, and upon the franchise of this Corporation;

      To designate, by resolution passed by a majority of the whole Board, one or more committees, each to consist of one or more directors, which committees, to the extent provided in such resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this Corporation and shall have power to authorize the seal of this Corporation to be affixed by its officers to all papers which may require it;

      To grant rights to convert any of the securities issued by this Corporation into shares of any class or classes of stock and options to purchase or subscribe for shares of any class or classes upon such terms and conditions as may be determined by the Board of Directors;

      To provide and establish a plan for the subscription and issuance of any of its authorized and unissued shares, or sale of any treasury shares held by it, to the employees of the Corporation or to the employees of any subsidiary corporation, or to a trustee upon their behalf, upon such terms and conditions as may be determined by the Board of Directors.

      A majority of the stock issued and outstanding of this Corporation having voting power may in the Bylaws confer power additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

      NINTH: A director of this Corporation shall not be personally liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director of this Corporation, except for liability (A) for any breach of the director's duty of loyalty to this Corporation or its shareholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) for matters covered by Section 1053 of the Oklahoma General Corporation Act or (D) for any transaction from which the director derived an improper personal benefit. If the Oklahoma General Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of this Corporation, in addition to the limitation of personal liability provided herein, shall be limited to the fullest extent permitted by the amended Oklahoma
General Corporation Act. Any repeal or modification of this paragraph by the shareholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this Corporation existing at the time of such repeal or modification."

      TENTH: The shareholders of the Corporation have duly adopted this Amended and Restated Certificate of Incorporation, among other things, for the purpose of definitively providing that the provisions of the Oklahoma General Corporation Act will apply to the Corporation and its shareholders to the fullest extent, and that from and after the date of filing of this Amended and Restated Certificate of Incorporation, the provisions of the Oklahoma Business Corporation Act and any and all rights, privileges and immunities thereunder shall be of no further force and effect with regard to the Corporation or its shareholders.

      ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of the Corporation or any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the Corporation, as the case may be, and also on the Corporation.

     TWELFTH: The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was an officer or director of the Corporation or is or was serving, at the request of the Corporation, as an officer or director of another corporation, partnership, joint venture, trust or other enterprise.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chief Executive Officer and attested by its Secretary, this 10th day of February, 1992.

                              CMI CORPORATION, an Oklahoma
                              corporation



                              By:/s/George William Swisher, Jr.,
                                 -------------------------------
                                 George William Swisher, Jr.,
                                 Chief Executive Officer and
                                 Chairman of the Board


ATTEST:

/s/Thane Swisher
------------------------
Thane Swisher, Secretary

                              NEW
            AMENDED CERTIFICATE OF INCORPORATION
                               OF
                         CMI CORPORATION


TO  THE  SECRETARY OF STATE OF THE STATE OF OKLAHOMA,  101  State
Capitol Building, Oklahoma City, Oklahoma  73105:


      The undersigned Oklahoma corporation, for the purpose of amending its Certificate of Incorporation as provided by Section
1077 of the Oklahoma General Corporation Act, hereby certifies:

                         ARTICLE SIXTH


      As amended, Article Sixth shall read as follows:

       SIXTH:    The  preferences,  qualifications,  limitations,
restrictions, and other special or relative attributes of the classes of shares of stock of this Corporation are as follows:

          (A) Each share of Voting Common Stock and Voting Class A Common Stock shall be entitled to one vote per share on all matters to be submitted to the shareholders of the Corporation. The shareholders of Voting Common Stock and Voting Class A Common Stock shall vote together as a single class.

          (B) The Preferred Stock may be issued from time-to-time in one or more series, each of said series to have such designations, preferences and relative, participating, optional, voting or other special rights and qualifications, and limitations or restrictions thereof as are stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

          (C) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article Sixth, to authorize one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of such series:

               (a) The number of shares to constitute such series and the distinctive designation thereof;

               (b)  The dividend rate of such series, if any;

               (c) Whether or not dividends on the shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

               (d) Whether or not the shares of such series shall be redeemable and, if redeemable, the premium, if any, over and above the par value thereof and any dividends accrued thereon which the shares of such series shall be entitled to receive upon the redemption thereof;

               (e) Whether or not the shares of such series will be subject to the creation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

               (f) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of the stock of the Corporation and the conversion price or prices or the rate or rates on which such exchange may be made, with such adjustments, if any, as shall be stated, expressed or provided in such resolution or resolutions;

               (g) The amount of premium, if any, over and above the par value thereof and any dividends accrued thereon, which the shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (h)  The voting power, if any, of the shares of such series;

               (i) The rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

               (j) Such other special rights, qualifications, limitations or restrictions as shall be stated, expressed or provided in such resolution or resolutions.

     (D) Shares of Voting Common Stock and Voting Class A Common Stock shall be identical in all respects and, subject to the prior rights, if any, of any holders of Preferred Stock that may be outstanding from time to time, shall share equally on a per share basis in any dividends declared and paid by the Corporation or in the proceeds of any liquidation, dissolution or winding up of the Corporation, except that no share of Voting Class A Common Stock shall be transferable or assignable in any respect, either of record or beneficially, unless such transfer or assignment is permitted under the following provisions:

           (a) Until the earliest of January 1, 2006, such date as the Corporation shall no longer have any unutilized federal income tax net operating loss carryovers or capital loss carryovers, whether or not such carryovers are currently in existence (the "Carryforwards") or such date after which Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), is repealed or so substantially modified such that, in the opinion of counsel to the Corporation, the restrictions on transfer described herein are no longer necessary to accomplish their intended purpose: (1) any attempted sale, transfer, assignment or other disposition (including the granting of any option (within the meaning of section 382 of the Code and the Income Tax Regulations as now in effect or hereafter promulgated pursuant thereto (the "Regulations")) (any such option being referred to hereinafter as an "Option") or entering into of any agreement for the sale, transfer or other disposition), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise (a "Transfer"), of any share or shares of the Voting Class A Common Stock of the Corporation or of any Option to acquire such stock, to any person or entity or group of persons or entities acting in concert (a "Transferee") who or which owns or owned, directly, indirectly or by application of the constructive ownership rules set forth in Sections 382 and 318 of the Code and the Regulations, or in any other manner representing "ownership" under any circumstances for purposes of section 382 of the Code and the Regulations (collectively, "Owns" or "Owned"), at any time during the 3-year period ending on the day of the Transfer, an aggregate number of shares of the Corporation's stock (taking into account for this purpose all interests in the Corporation that are treated as stock for purposes of Section 382(g)(1) of the Code and no other interests in the Corporation (any interest that is so treated being referred to hereinafter as "Stock")) having a fair market value equal to or greater than 4.75 percent of the fair market value of the Corporation's then outstanding Stock shall be void ab initio insofar as it purports to transfer ownership to such Transferee of any shares of Voting Class A Common Stock or any Option to acquire Voting Class A Common Stock and (2) any attempted Transfer of any share or shares of the Voting Class A Common Stock of the Corporation or of any Option to acquire Voting Class A Common Stock to any Transferee not described in clause (1) hereof who or which would Own, as a result of the Transfer or as a result of a subsequent Transfer of any share or shares of the Corporation's Stock or of any Option to acquire the Corporation's Stock, an aggregate number of shares of the Corporation's Stock, having a fair market value equal to or greater than 4.75 percent of the aggregate fair market value of all of the Corporation's Stock then outstanding, shall, as to the number of shares representing such excess over 4.75 percent, be void ab initio insofar as it purports to transfer ownership to such Transferee of any shares of Voting Class A Common Stock or any Option to acquire Voting Class A Common Stock; provided, however, that nothing contained in this Section (D) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. or any other stock exchange on which the Voting Class A Common Stock is traded.

           (b) The restrictions contained in paragraph (a) of this Section (D) of this Article Sixth have been included herein for the purpose of reducing the risk of occurrence of an "ownership change" within the meaning of Section 382(g) of the Code and the Regulations that would result in the disallowance or limitation of the Corporation's utilization of the Carryforwards and to maintain the tax advantage of the Corporation associated with the Carryforwards.

          (c) Neither clause (1) nor clause (2) of paragraph (a) of this Section (D) of this Article Sixth shall restrict any Transfer of Voting Class A Common Stock of the Corporation if (1) the prior written approval of the Board of Directors of the Corporation (based on a majority vote of the Board of Directors) shall have been obtained with respect to such Transfer and (2) if so requested by the Board of Directors, counsel to the Corporation shall have delivered its opinion that such Transfer would not result in an "ownership change" within the meaning of Section 382(g) of the Code and the Regulations that would result in the elimination or limitation of the Corporation's utilization of the Carryforwards. The Board of Directors shall have the authority, in its sole discretion, to adopt procedures for the orderly and effective administration and implementation of this Section (D) and, in deciding whether to approve any proposed Transfer of Voting Class A Common Stock of the Corporation, the Corporation acting through any officer may request all relevant information, as well as an opinion of counsel in form and substance reasonably satisfactory to the Board of Directors. No employee or agent of the Corporation shall be permitted to record any attempted or purported Transfer of Voting Class A Common Stock of the Corporation made in violation of this Article Sixth and no Transferee of Voting Class A Common Stock of the Corporation effected in violation of this Article Sixth shall be deemed to have acquired ownership of Voting Class A Common Stock for any purpose. Such intended Transferee shall not be entitled to any rights as a shareholder of the Corporation with respect to such Voting Class A Common Stock including, but not limited to, the right to vote such Voting Class A Common Stock or to receive any distributions in respect thereof, whether as dividends or in liquidation.

           (d) If the procedures adopted by the Board of Directors so require, the Corporation's transfer agent shall not issue any certificates transferring, assigning or disposing of or purporting to transfer, assign or otherwise dispose of legal ownership of any shares of Voting Class A Common Stock unless the transfer agent receives from the proposed Transferee, in addition to any other information requested by it, a certificate signed under penalty of perjury attesting to the fact that the Transferee does not, and will not become as a result of the proposed Transfer, assignment or other disposition, Own an aggregate number of shares of the Corporation's outstanding Stock having a fair market value equal to or greater than 4.75 percent of the aggregate fair market value of all of the Corporation's outstanding Stock. If at any time the Corporation's transfer agent receives a request to make a change in record ownership of shares of Voting Class A Common Stock of the Corporation which, if effected, would appear to the transfer agent on the basis of information in its possession to constitute a violation of this Article Sixth, then, prior to registering such change in ownership on the books of the Corporation, the transfer agent shall notify the Corporation. If the Board of Directors or an officer of the Corporation designated by the Board of Directors determines that the proposed change in ownership would violate this Article Sixth, then the Corporation shall so advise the transfer agent and the transfer agent shall not make such change in ownership on the books of the Corporation.

           (e) Unless approval of the Board of Directors is obtained as provided in Paragraph (c) above, any attempted Transfer of shares of Voting Class A Common Stock of the Corporation or any Option to acquire shares of Voting Class A Common Stock of the Corporation in excess of the shares that could be Transferred to the Transferee without restriction under paragraph (a) above shall not be effective to Transfer ownership of such excess shares or Options (the "Prohibited Shares") to the purported acquiror thereof (the "Purported Acquiror"), who shall not be entitled to any rights as a shareholder of the Corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). All rights with respect to the Prohibited Shares shall be deemed to be held by an agent designated by the Corporation from time to time (the "Agent") until such time as the Prohibited Shares are resold as set forth in subparagraph
     (1) or subparagraph (2) below. The Purported Acquiror, by acquiring ownership of shares of Voting Class A Common Stock of the Corporation that are not Prohibited Shares, shall be deemed to have consented to all of the provisions of this Section (D) and to have agreed to act as provided in the following subparagraph (1).

                     (1)   Upon  demand  by the Corporation,  the
          Purported Acquiror shall transfer any certificate, or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to the Agent. If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in any arm's-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares on behalf of the Agent and, in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent, shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to the following subparagraph (2) if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of the Prohibited Shares by the Purported Acquiror other than a transfer described in one of the two preceding sentences shall not be effective to transfer any ownership of the Prohibited Shares.

                     (2)  The Agent shall sell in an arm's-length
          transaction (through the stock exchange, if any, on which the Voting Class A Common Stock is traded, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sales Proceeds"), or the Resale Proceeds, if applicable, and any Prohibited Distributions shall be distributed as follows: (i) first, to the Agent and/or the Corporation for any costs incurred in respect of their efforts to enforce the provisions of this Section (D) of this Article Sixth, (ii) second, with respect to the Sales Proceeds (or Resale Proceeds) only, to the Purported Acquiror, in an amount up to the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares (or, where the purported Transfer of the Prohibited Shares to the
          Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer), and (iii) the remainder, if any, to any entity designated by the Corporation that is described in Section 501(c)(3) of the Code. The recourse of any Purported Acquiror in respect of any Prohibited Shares shall be limited to the amount specified in clause (ii) of the preceding sentence. With respect to the application of clause (i) of the second preceding sentence, any Prohibited Distributions will first be applied to reimburse the Agent and/or the Corporation for any costs incurred in respect of their efforts to enforce the provisions of this Section (D) of this Article Sixth prior to application of the Sales Proceeds or the Resale Proceeds, as the case may be. Except as otherwise provided herein, in no event shall the proceeds of any sale of Prohibited Shares pursuant to this Article Sixth inure to the benefit of the Corporation or the Agent.

                     (3)   Within  thirty (30) business  days  of
          learning of a purported Transfer of Prohibited Shares to a Purported Acquiror, the Corporation through its Secretary shall demand that the Purported Acquiror surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror within thirty (30)
          business  days  from  the  date  of  such  demand,  the

          Corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this paragraph shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the Corporation to act within the time periods set out in this paragraph shall not constitute a waiver of any right of the Corporation to compel any transfer required by this paragraph.

                     (4)   Upon a determination by the  Board  of
          Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror, the Board of Directors may take such action in addition to any action required by the preceding subparagraph as it deems advisable to give effect to the provisions of this Section (D), including, without limitation, refusing to give effect on the books of the Corporation to such purported Transfer of the Prohibited Shares or instituting proceedings to enjoin such purported Transfer of the Prohibited Shares.

           (f) Until the earliest of January 1, 2006, such date as the Corporation shall no longer have any unutilized Carryforwards or such date after which Section 382 of the Code is repealed or so substantially modified such that, in the opinion of counsel to the Corporation, the restrictions on transfer described in this Section (D) of this Article Sixth are no longer necessary to accomplish their intended purpose, all certificates representing shares of Voting Class A Common Stock shall conspicuously bear the following legend:

                     "THE  SHARES REPRESENTED BY THIS CERTIFICATE
          ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SET FORTH IN ARTICLE SIXTH OF THE CORPORATION'S CERTIFICATE OF INCORPORATION, THE TEXT OF WHICH IS SUMMARIZED ON THE REVERSE SIDE OF THIS CERTIFICATE. ANY ATTEMPT TO ACQUIRE VOTING CLASS A COMMON STOCK OF THE CORPORATION IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID AND MAY RESULT IN FINANCIAL LOSS TO THE PERSON OR ENTITY ATTEMPTING SUCH ACQUISITION."

      (E) Pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation, the Board of Directors has created a series of Preferred Stock of the Corporation to consist of 4,800 shares and hereby restates the voting powers, designations, rights, preferences, privileges and restrictions of the shares of such series as follows:

          (k)  DESIGNATION.

                               The  designation of the series  of
               Preferred Stock created by this Resolution shall be "7% Preferred Stock, Series B ($1.00 Par Value)" (hereinafter called the "Series B Preferred Stock").

          (l)  DIVIDENDS.

                                (i)   Accrual.   Dividends  shall
               accrue on each share of Series B Preferred Stock at the rate of $70.00 per share per annum from the date of issuance of such share (whether or not they have been declared and whether or not there are earnings or funds of the Corporation available for the payment of such dividends).

                               (ii)  Cumulation.  Dividends  upon
               each share of Series B Preferred Stock shall be cumulative. Each January 15th and July 15th which shall occur after the date of issuance of each share shall be deemed a "Cumulation Date". Each semi-annual period on a Cumulation Date shall be deemed a "Dividend Period".

                               (iii)  Full Cumulative  Dividends.
               The term "Full Cumulative Dividends" shall mean (whether or not they have been declared and whether or not there are earnings or funds of the Corporation available for the payment of such dividends) that amount which is equal to dividends at the full rate fixed for each share of Series B Preferred Stock provided in this Paragraph (b) for the period of time elapsed from the date of issuance of such share to the date as to which Full Cumulative Dividends are being computed (including an amount for any fraction of a Dividend Period equal to the product derived by multiplying the dividend for the full period by the fraction of the period elapsed to the time as of which the computation shall be made).

                               (iv)  Payments.   The  holders  of
               shares of the Series B Preferred Stock shall be entitled to receive in cash the dividends (on a pro rata basis if for less than a Dividend Period) accruing on the Series B Preferred Stock each January 15th and July 15th that any shares of Series B Preferred Stock shall be outstanding.

                              (v)  Unpaid Accrued Dividends.  The
               term "Unpaid Accrued Dividends" shall mean Full Cumulative Dividends to the date as of which Unpaid Accrued Dividends are to be computed upon the relevant shares of Series B Preferred Stock. Unpaid Accrued Dividends shall not bear interest.

                                    (vi)      Dividend/Redemption
               Limitations.  Prior to the first Cumulation  Date,
               no dividend shall be paid nor shall any other distribution, purchase or redemption be made of or upon any stock ranking as to dividends or upon liquidation junior to the Series B Preferred Stock. If on the first Cumulation Date Full Cumulative Dividends upon the Series B Preferred Stock to such Cumulation Date shall not have been paid, or declared and a sum sufficient for payment thereof set apart, or if at any time after the first Cumulation Date Full Cumulative Dividends on Series B Preferred Stock to the last Cumulation Date shall not have been paid, or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency of such dividends shall be fully paid, but without interest, before any dividend shall be declared or paid or any other distribution ordered or made upon, or any other purchase or redemption made of, any stock ranking as to dividends or upon liquidation junior to the Series B Preferred Stock. All dividends declared upon the shares of the Series B Preferred Stock shall be declared pro rata.

          (m)  REDEMPTION.

                                The   shares  of  the  Series   B
               Preferred Stock shall be subject to redemption as follows:

                               (i)  Optional Redemption.  Subject
               to  the  succeeding provisions of  this  Paragraph
               (c)(i), the shares of the Series B Preferred Stock may be redeemed at the option of the Corporation, in whole or in part, at any time or from time to time, upon not less than 30 days' prior notice to the holders of record of shares of the Series B Preferred Stock to be so redeemed, sent by first class mail, postage prepaid, to each registered holder of shares of the Series B Preferred Stock at such holder's address appearing on the Series B Preferred Stock register maintained by the Corporation, at the redemption price per share of $1,000.00, plus in each case an amount equal to Unpaid Accrued Dividends to and including the date fixed for redemption of such shares (hereinafter called an "Optional Redemption Date"). If less than all shares of the Series B Preferred Stock are to be redeemed pursuant to this Paragraph
               (c)(i), the shares to be redeemed shall be selected pro rata so that there shall be redeemed from each registered holder of such shares that number of whole shares, equal to or rounded, from that number of shares which bears the same ratio to the total number of shares of such Series B

               Preferred Stock held by such holder as the total number of shares to be redeemed bears to the total number of shares of the Series B Preferred Stock at the time outstanding.

                               (ii)  Scheduled  Redemption.   The
               Corporation will redeem out of funds legally available for such purpose, on each December 31st of each year commencing December 31, 1988, for each of which is hereinafter called a "Scheduled Redemption Date", the following number of shares:

               300       December 31, 1988
               500       December 31, 1989
               750       December 31, 1990
               750       December 31, 1991
               750       December 31, 1992
               750       December 31, 1993
               750       December 31, 1994
               250       December 31, 1995

                              All shares shall be redeemed at the
               redemption price per share of $1,000.00, plus an amount per share equal to Unpaid Accrued Dividends to and including each such Scheduled Redemption Date. If any shares of the Series B Preferred Stock remain unredeemed on December 31, 1995, or on any Scheduled Redemption Date thereafter, all such shares of Series B Preferred Stock shall be redeemed on such date or on any later date when and as there exists legally available funds therefor.

                              (iii) Effect of Non-redemption.  If
               the Corporation shall fail to make any scheduled redemption required by Paragraph (c)(ii) above then until such scheduled redemption is made, the Corporation shall not declare or pay any dividend, or make any other distribution upon, or purchase or redeem, any capital stock of the Corporation ranking junior as to dividends, redemption or upon liquidation to the Series B Preferred Stock.

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
                               (iv) Effect of Redemption.  Unless
               default be made in the payment in full of the redemption price and any Unpaid Accrued Dividends, dividends on the shares of Series B Preferred Stock called for redemption shall cease to accrue on the Optional Redemption Date or Scheduled Redemption Date on which such shares are to be redeemed; all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares shall cease on such Optional Redemption Date or Scheduled Redemption Date, except the right to receive the amount payable upon redemption of such shares on presentation and surrender of the respective certificates representing such shares; and after such Optional Redemption Date or Scheduled Redemption Date, such shares shall have the status of authorized but unissued shares. The Corporation will send written notice of its intent to redeem shares of Series B Preferred Stock, indicating the number of shares to be redeemed and directions for proper tender of such shares by the holder thereof.

                               (v)   Receipt of Redemption Price.
               At any time on or after an Optional Redemption Date or Scheduled Redemption Date, the respective holders of record of shares of Series B Preferred Stock to be redeemed on such Optional Redemption
               Date or Scheduled Redemption Date shall be entitled, provided there exists legally available funds for such purpose, to receive the redemption price upon actual delivery to the Corporation of certificates for the shares to be redeemed, such certificates, if required by the Corporation, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly executed in blank.

          (n)  RIGHTS ON LIQUIDATION, DISSOLUTION, WINDING UP.

                               (i)  Liquidation Payment.  In  the
               event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series B Preferred Stock then outstanding shall be subordinate to all claims of the Corporation's creditors but otherwise entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment is made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to the Series B Preferred Stock, an amount per share equal to $1,000.00 plus all Unpaid Accrued Dividends thereon to and including the date of payment.

                               (ii)  Proportionate  Distribution.
               In   the  event  the  assets  of  the  Corporation
               available for distribution to the holders of shares of Series B Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph (d)(i), proportionate distributive amounts shall be paid on account of the shares of Series B Preferred Stock, ratably, in proportion to the full distributive amounts to which the holders of all such shares are respectively entitled upon such liquidation, dissolution or winding up.

                               (iii)  Effect  of  Reorganization.
               Neither the consolidation or merger of the Corporation with or into any other company or corporation or the lease or sale of all or substantially all of the assets of the Corporation nor the dissolution and liquidation of the Corporation following a sale of all the assets of the Corporation pursuant to a plan of liquidation adopted under Section 337 of the Internal Revenue Code of 1986, as such Section may be amended, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise within the meaning of this Section.

          (o)  VOTING.

                               (i)  Voting Rights.  The shares of
               the Series B Preferred Stock shall have all the voting rights of the Voting Common Stock and Voting Class A Common Stock of the Corporation, shall vote together as a class with the Voting Common Stock and Voting Class A Common Stock of the Corporation and shall have such other voting rights as may be required by applicable law. Such stock shall not have the right to vote as a class, except as otherwise provided by law or herein. Each share of Series B Preferred Stock shall be entitled to one vote.

                                (ii)  Default  in  Dividends   or
               Redemption. Whenever (A) Unpaid Accrued Dividends equal or exceed the amount of dividends which accrue in respect of two (2) Dividend Periods for all Series B Preferred Stock then outstanding or
               (B) the Corporation fails to make redemptions under Paragraph (c)(ii) hereof for two (2) consecutive redemption periods for all Series B Preferred Stock then outstanding, then the number of directors constituting the Board of Directors

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
               of the Corporation shall be increased by one (1) and the holders of the Series B Preferred Stock shall have, in addition to any other voting rights, the exclusive and special right, voting separately as a class, to elect a person to fill such newly created directorship. Whenever such right of holders of the Series B Preferred Stock shall have vested, it may be exercised initially either at a special meeting of such holders called as provided below, or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. The right of holders of shares of the Series B Preferred Stock voting separately as a class to elect one (1) member of the Board of Directors as aforesaid shall continue until the Corporation has paid the full amount of all Unpaid Accrued Dividends or become current in making redemptions under said Paragraph (c)(ii), as applicable, at which time, the special right of the holders of shares of the Series B Preferred Stock so to vote separately as a class for the election of one (1) director shall terminate, subject to revesting in the event of each and every subsequent occasion upon which either of events (e)(ii)(A) or (e)(ii)(B) above shall occur.

                               At  any  time when special  voting
               powers shall have been vested in the holders of the Series B Preferred Stock as provided in this Paragraph (e)(ii), a proper officer of the Corporation shall, upon the written request of the holders of record of at least ten percent (10%) of the number of shares of the Series B Preferred Stock at the time outstanding and entitled to vote, addressed to the Secretary of the Corporation, call a special meeting of the holders of shares of the Series B Preferred Stock for the purpose of electing a director hereunder. Such meeting shall be held at the earliest practicable date at the principal office of the Corporation. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after period service of said written request upon the Secretary of the Corporation, then the holders of record of at least ten percent (10%) of the number of shares of the Series B Preferred Stock at the time outstanding and entitled to vote, regardless of series, may designate in writing one of their numbers to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meeting of stockholders and shall be held at said principal office.

                              At any meeting held for the purpose
               of electing directors at which the holders of shares of the Series B Preferred Stock shall have the special right, voting separately as a class, to elect one (1) director as provided in this Paragraph (e)(ii), the presence, in person or by proxy, of the holders of fifty-one percent (51%) of the number of shares of the Series B Preferred

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
               Stock at the time outstanding and entitled to vote shall be required to constitute quorum of such class for the election of any director by the holders of the Series B Preferred Stock as a class, each share of Series B Preferred Stock outstanding and entitled to vote for purposes only of determining the presence of such quorum, as one
               (1) share of Series B Preferred Stock.

                               During  any period the holders  of
               Series B Preferred Stock have the right to vote as a class for one (1) director as provided in this Paragraph (e)(ii), the director so elected by the holders and the Series B Preferred Stock shall continue in office until termination of the right of the holders of the Series B Preferred Stock to vote as a class for one (1) director and such director may not otherwise be removed by the Board of Directors except for cause. If the holders of Series B Preferred Stock elect a director pursuant hereto, they may remove such director at any time upon the same method.

          (p)  RANK OF SERIES B PREFERRED STOCK.

                                The   shares  of  the  Series   B
               Preferred Stock shall rank prior as to dividends, redemption and upon liquidation to the shares of Voting Common Stock, Voting Class A Common Stock, any other shares of Series B Preferred Stock issued after the date of the Statement of Resolution dated October 1, 1985 or any other shares of any other series or issue of Preferred or Common Stock or any other form of equity securities of the Corporation.

          (q)  FRACTIONAL SHARES.

                              The Series B Preferred Stock may be
               issued in fractions of a share equal to one-tenth (1/10) share or any integral multiple thereof. Each fractional share of Series B Preferred Stock issued shall have a corresponding fraction of the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, attributable to a full share of Series B Preferred Stock.

          (r)  RETIREMENT OF REDEEMED SHARES.

                               Shares  of the Series B  Preferred
               Stock which have been redeemed shall have the status of authorized and unissued Preferred Stock of the Corporation.

                       ALL OTHER ARTICLES

     No change, as filed.

      That, at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment to the Certificate of Incorporation of the corporation, declaring said amendment to be advisable and calling for the submission of a proposal to the shareholders of the corporation to amend Article Sixth of the Certificate of Incorporation.

      Pursuant to the resolution of its Board of Directors, a meeting of the shareholders of the corporation was duly called and held, at which meeting a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, was voted in favor of the amendment.

      SUCH  AMENDMENT WAS DULY ADOPTED IN ACCORDANCE WITH SECTION
1077 OF THE OKLAHOMA GENERAL CORPORATION ACT.

       IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed by its Chief Executive Officer and attested by its Secretary this 8th day of May, 1995.


                                   CMI CORPORATION, an Oklahoma
                                   corporation


                                By:/s/George William Swisher, Jr.,
                                   -------------------------------
                                   George William Swisher, Jr.,
                                   Chief Executive Officer and
                                   Chairman of the Board

ATTEST:

/s/Thane Swisher
------------------------
Thane Swisher, Secretary

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